Exhibit 10.3

IMPACT.COM PARTNER USER AGREEMENT

By accessing and using the IMPACT.COM Technology as provided for herein, PARTNER agrees to the terms of this Partner User Agreement. Capitalized terms not otherwise defined herein have the meaning given to them in Section 9.10 below.

1. License to Access and Use Products

1.1. Use. Subject to the terms of this Agreement, IMPACT.COM licenses to PARTNER access to and use of the IMPACT.COM Technology on a non-exclusive, revocable basis for the purpose of PARTNER’S partnerships (and to enter into partnerships) to promote Advertisers pursuant to Partner Contracts. IMPACT.COM’s obligations and the Products’ functionalities and/or Services may be performed by an IMPACT.COM Affiliate.

1.2. Restrictions.

(a) General. PARTNER and its Users shall not: (a) share, rent or use the IMPACT.COM Technology for the benefit of any person or entity other than PARTNER; (b) modify, copy, reverse compile, disassemble, reverse engineer, decompile, prepare derivative works based on, the IMPACT.COM Technology, or attempt in any manner to derive its source code; (c) hack, abuse, adversely interfere with the IMPACT.COM Technology, or infect the IMPACT.COM Technology with viruses, worms or other malicious or destructive code; and (d) authorize Users that are not employees, directors or officers of PARTNER without IMPACT.COM’s prior written permission (at IMPACT.COM’S sole discretion). PARTNER must at all times utilize the IMPACT.COM Technology for its intended purpose.

(b) Use Approved Methods. PARTNER must promote each Advertiser using only those methods approved or prescribed by the Advertiser, and in any case not through: (i) provision of leads obtained other than through intended Visitor action (e.g. through scraping or other data mining, or through use of compilations of personal data); (ii) use of fake redirects, automated software, or other mechanisms to generate actions; (iii) actions using any device, robot, Iframes or hidden frames; (iv) adware, spyware or malware; and/or (iv) in violation of any Applicable Laws or relevant industry standards. If PARTNER wants to use applications to deliver Advertiser Content, PARTNER must disclose to the Visitor a clear and concise description of the core functionality of the applications (including a description of that functionality that is Media Partner’s source of revenue). Further, PARTNER must meet or exceed then-current industry standards for applications (such as getting Visitor’s consent to download/install, etc.).

(c) Compliance/Quality. PARTNER agrees that when using the IMPACT.COM Technology to promote Advertisers, it will only publish, transmit, upload and/or distribute information, data, content and material about PARTNER, Advertisers and Advertiser Content that is legal, accurate, and in accordance with the Partner Contracts. If PARTNER intends to use incentives to promote an Advertiser and procure clicks, leads or sales, PARTNER is required to notify the Advertiser prior to entering into a Partner Contract, and PARTNER’s use of incentives must be in a bona fide way. Additionally, PARTNER and its website(s) and promotional means must comply with all rules, laws, regulations and industry standards, the Partner Contracts, and be of high quality (including but not limited to: not depicting nudity of any sort (including cartoons, fantasy art or manga); not misrepresenting the source of anything posted or uploaded, including impersonation of another individual or entity; not including unauthorized content of someone else’s or otherwise violating their intellectual property rights, rights of privacy or publicity; not harming or exploiting minors in any way; not threatening, stalking, defaming, defrauding, degrading, victimizing or intimidating an individual or group of individuals for any reason (including on the basis of age, gender, disability, ethnicity, sexual orientation, race or religion; or incite or encourage anyone else to do so); not harming or disrupting, or intending to harm or disrupt, an Visitor’s computer; not containing or being considered to contain ‘junk mail’, ‘spam’, ‘chain letters’, or ‘pyramid schemes’; and/or not attempting to manipulate services of others, including but not limited to ranking and reputation systems, interception of Visitor traffic (i.e. through cookie stuffing or other means) or collude with others to do any of the foregoing).

1.3. Responsibilities. PARTNER shall ensure that each User utilizes its own unique log-in and password that are not shared with anyone. PARTNER shall remove User permission and access rights for each User no longer authorized by PARTNER to access PARTNER’s Account. IMPACT.COM must be notified by PARTNER in writing immediately if PARTNER becomes aware of any unauthorized access or use of the IMPACT.COM Technology. PARTNER represents and warrants that it will use the IMPACT.COM Technology only in accordance with applicable laws, rules and regulations, including but not limited to Applicable Privacy and Data Security Laws. In no event will IMPACT.COM be responsible or liable for defects, problems, or failures of products and/or software not provided by IMPACT.COM or its agents; defects, problems or failure of the Internet; or any third party that PARTNER partners with (including but not limited to Advertisers).

1.4. Consequences. Breach of these Section 1 license and use terms may result in suspension of a User’s access and use of the Products, or immediate termination of this Agreement.

2. Ownership & Reservation of Rights.

2.1 Impact Intellectual Property. IMPACT.COM reserves all rights, title and interest in and to, as well as all Intellectual Property Rights in, the IMPACT.COM Technology subject to the limited, non-exclusive, revocable, access and use rights expressly provided for herein. All derivatives of, improvements to, or modification to the IMPACT.COM Technology are owned exclusively by IMPACT.COM. PARTNER, on behalf of itself and its Users, acknowledges that the IMPACT.COM Technology is covered by or subject to Intellectual Property Rights owned or licensed by IMPACT.COM (collectively, “IMPACT.COM IP Rights”). Except for the license granted pursuant to Section 1, no license or other rights (express or implied) in or to the IMPACT.COM Technology or IMPACT.COM IP Rights, are granted, assigned, licensed or conveyed to PARTNER and/or its Users, and all such IMPACT.COM Technology and IMPACT.COM IP Rights are hereby expressly reserved exclusively by IMPACT.COM. Except as expressly provided for below in Section 9.5, all licenses in and to the IMPACT.COM Technology are non-transferable. PARTNER may not encumber, assert a claim to or ownership of, or adverse interest in, the IMPACT.COM Technology or any IMPACT.COM IP Rights or any goodwill associated therewith.

2.2 Advertiser Data. During PARTNER’S use and access of the IMPACT.COM Technology, IMPACT.COM will provide PARTNER with access to relevant (and limited) Advertiser Data concerning the Actions referred to the Advertiser by PARTNER. Such Advertiser Data is the Advertiser’s Confidential Information, and its use is subject to the terms of this Agreement and the Partner Contracts.

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2.3 Advertiser Relationships. PARTNER acknowledges and agrees that as between PARTNER and IMPACT.COM, IMPACT.COM will not be liable for any loss or Claim: (a) arising from any of the Advertiser Content, including but not limited any errors or omissions therein; or (b) incurred as a result of PARTNER and its Users use of, access to, or denial of access to the Advertiser Content. IMPACT.COM may without notice or liability investigate (or not investigate) any complaints or suspected violations and/or compliance by PARTNER of this Agreement, Applicable Laws and/or PARTNER’s use of Advertiser Content, and may take any action that it believes, in its reasonable discretion, is appropriate, including, but not limited to, rejecting Actions, refusing to host, or removing any Advertiser Content, Advertiser Data, or restricting, suspending, or terminating PARTNER’s or any User’s access to or use of the Advertiser Content and/or IMPACT.COM Technology; however, IMPACT.COM also reserves the right not to take any action. In no event will IMPACT.COM be liable for Users’, PARTNER’s or any Advertiser’s acts, errors or omissions. From time to time, IMPACT.COM may perform actions on behalf of Advertisers or PARTNER as needed to perform the IMPACT.COM Technology. IMPACT disclaims liability for such actions when undertaken by IMPACT in good faith and using a commercially reasonable interpretation of such instructions or as is reasonable to perform the IMPACT.COM Technology. IMPACT may also take actions that have a direct or indirect impact on PARTNER’s use of the IMPACT.COM Technology for the protection of or in the interests of the integrity and performance of the IMPACT Technology, in IMPACT.COM’s sole discretion.

3. Payment of Compensation & Taxes

3.1 Payment. All Partner Compensation for compensable Events tracked by IMPACT.COM or reported and/or recorded through the IMPACT.COM Technology must be paid by Advertisers through IMPACT.COM. All payments made by IMPACT.COM to PARTNER that it elects to receive in a currency other than the currency which the ADVERTISER pays IMPACT.COM will be subject to foreign currency processing fees. In addition, PARTNER will be responsible for any bank charges associated with payment to PARTNER. IMPACT.COM may seek return of Partner Compensation previously paid out, even after the effective date of termination, due to PARTNER’s non-compliance with this Agreement and/or the Partner Contracts. Payment shall be made pursuant to the terms of each Partner Contract. In no event will IMPACT.COM be liable to PARTNER for such compensation amounts unless full payment is made by the Advertiser to IMPACT.COM of all amounts owed by the Advertiser to IMPACT.COM, as well as all amounts owed to all of the Advertiser’s partners (including PARTNER). IMPACT.COM may offset amounts owed by PARTNER to Advertisers (or IMPACT.COM) from amounts credited to PARTNER’s Account as compensation under Partner Contracts. Compensation amounts may be disqualified pursuant to Partner Contract terms, and if already paid out to PARTNER, IMPACT.COM (on the Advertiser’s behalf) may seek return of compensation from PARTNER that was previously paid out, even after the effective date of termination. Payment of any amounts recorded for Events pursuant to Partner Contracts is subject to PARTNER complying with all Applicable Laws, including those concerning tax form completion and meeting minimum thresholds for payment, which may vary based upon the payment method elected by PARTNER. If PARTNER does not accurately complete any such required forms as per the requirements of the relevant jurisdiction and/or IMPACT.COM is unable to verify the information and/or documents submitted by PARTNER, amounts earned by PARTNER shall be subject to the Account Management Fees as per Section 3.3.

3.2 Taxes. With respect to Partner Compensation and IMPACT.COM fees (if any), PARTNER is solely responsible for any taxes, levies, duties or similar governmental assessments of any nature that are assessable by any jurisdiction whatsoever (collectively, “Taxes”). If IMPACT.COM has a legal obligation to pay, withhold or collect Taxes for which PARTNER is responsible under this Agreement, IMPACT.COM will invoice PARTNER and PARTNER will pay that amount unless IMPACT.COM is able to deduct such amount from PARTNER’s Account (i.e., from Partner Compensation credited to PARTNER’s Account), or if PARTNER provides IMPACT.COM with a valid tax exemption certificate authorized by the appropriate taxing authority. For clarity, IMPACT.COM is solely responsible for taxes assessable against IMPACT.COM based on IMPACT.COM’s income, property and employees. All late charges, penalties or interest due to PARTNER’s late payment of Taxes invoiced to PARTNER are solely the responsibility of PARTNER.

3.3 Fees & Account Management Fees. If IMPACT.COM offers and PARTNER requests (which may be by way of click-through) optional services of IMPACT.COM for which there are fees, PARTNER is responsible for all such fees and they may be deducted from any Partner Compensation credited to PARTNER’s Account or invoiced to PARTNER and payable net thirty (30) days from PARTNER’s receipt. PARTNER is obligated to maintain accurate contact information on its Account, including providing IMPACT.COM with the relevant tax identification information. If IMPACT.COM is unable to make payment to PARTNER as a result of inaccurate, invalid or incomplete information, IMPACT.COM will attempt to notify PARTNER via provided email address in PARTNER’s profile. If the necessary information is not provided after twelve (12) months from when PARTNER was eligible to be paid, IMPACT.COM will deduct a fee of Ten US Dollars ($10) per month (“Account Management Fees”) unless and until PARTNER comes into compliance, or until the Account balance is zero.

4 Term & Termination

4.1 General. This Agreement shall commence on the Effective Date and shall remain in force unless modified, superseded or terminated. Unless PARTNER has entered into an Order with IMPACT.COM, PARTNER may terminate this Agreement upon written notice to IMPACT.COM or stop using the IMPACT.COM Technology at any time. If PARTNER has entered into an Order with IMPACT.COM, PARTNER may not terminate the Order (and this Agreement) during the Term; however, either Party may elect not to renew the Term for a renewal Term upon no less than thirty (30) days’ prior written notice (in accordance with Section 9.6) and subject to Section 4.2. IMPACT.COM may terminate this Agreement by written notice: (a) upon ten (10) days’ notice (a “Notice Period”) to PARTNER due to PARTNER’s and/or its Users’ breach of this Agreement if such breach is not cured prior to the end of the Notice Period (unless incurable, pursuant to Section

1.4 or if a repeated breach, then prior written notice is not required); (b) due to IMPACT.COM’s continued delay or inability to provide the IMPACT.COM Technology or due to any cause(s) beyond IMPACT.COM’s control (a “Force Majeure”); (c) if PARTNER ceased responding to IMPACT.COM messages or becomes “dormant” (inactive for one hundred eighty (180) days) or as provided for in Section 3.3; or (d) for any or no reason upon thirty (30) days prior written notice (a “Notice Period”). Termination is effective as of the end of the Notice Period (if prior written notice is required and the conditions for termination are met), or upon written notice in all other cases.Effect of Termination. Upon the effective date of termination of the Order or this Agreement (as applicable), IMPACT.COM shall cease providing access to and PARTNER shall cease all use of the applicable IMPACT.COM Technology. If this Agreement is terminated, IMPACT.COM’s obligations to make payment of Partner Compensation to Partner shall cease. If Partner terminates an Order, all contracted Fees through the end of the Subscription Term shall remain due and owing (if unpaid). Post-termination obligations in Section 6.3 shall apply to each Party’s Confidential Information and/or the Data Protection Agreement with respect to Personal Data.

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5 Representations and Warranties

5.1 Continuing Warranties/Disclaimers. PARTNER represents and warrants to that the statements contained in this Section 5 are true and correct as of the Effective Date and shall continue to be true and correct through the date of termination of this Agreement (unless stated otherwise). IMPACT.COM DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR USE AND FITNESS FOR A PARTICULAR PURPOSE. IMPACT.COM PRODUCTS ARE PROVIDED “AS IS”. IMPACT.COM DOES NOT WARRANT THAT THE IMPACT.COM TECHNOLOGY WILL RUN UNINTERRUPTED OR BE ERROR FREE, NOR DOES IT MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE IMPACT.COM TECHNOLOGY OR AS TO ANY USABILITY OR AVAILABILITY OF ADVERTISER CONTENT, ADVERTISER DATA, OR PARTNER DATA PROCESSED BY IMPACT.COM. IN NO EVENT WILL IMPACT.COM BE LIABLE FOR ACTS, ERRORS OR OMISSIONS OF THIRD PARTIES (INCLUDING BUT NOT LIMITED TO ADVERTISERS).

5.2 Warranties: PARTNER represents and warrants that: (i) it has full power and authority to execute, deliver and perform its obligations under this Agreement, and will do so without conflict with any obligation, contract, lease, license, third party’s rights, applicable law or agreement to which PARTNER is a party or by which PARTNER is bound; (ii) in performance of this Agreement and its use of the IMPACT.COM TECHNOLOGY, PARTNER will comply with all Applicable Laws; (iii) it has the right to transmit all PARTNER Data through the IMPACT.COM Technology; (iv) it will use the Advertiser Content and promote the Advertisers pursuant to the terms of this Agreement (including the Data Protection Agreement) and the Partner Contracts, and will not use Advertiser Content or promote the Advertiser in a way that infringes or misappropriates any third party’s Intellectual Property Rights or violates Applicable Laws; and, as applicable, (v) it has and will at all times comply with Applicable Laws, including but not limited to making legally required privacy notices to and/or obtaining any legally required consents from each Visitor for IMPACT.COM, as a service provider of PARTNER, to Process the Visitor’s Personal Data pursuant to the Data Protection Agreement.

6 Confidentiality & Personal Data

6.1 Scope. The Receiving Party shall prevent disclosure of the Disclosing Party’s Confidential Information to anyone (including employees, contractors and agents) other than those with a need to know such Confidential Information for the purposes of this Agreement, and who are contractually obligated to keep Disclosing Party’s Confidential Information confidential. The Receiving Party may use the Disclosing Party’s Confidential Information only for the purposes permitted under this Agreement. Disclosure to third parties may be made only to those that the Disclosing Party has authorized such disclosure (including Advertisers for the purpose and/or prospect of promoting the Advertisers), and Confidential Information shall include information provided by Advertisers that is authorized for disclosure to PARTNER. The Receiving Party must use reasonable efforts to maintain the confidentiality of the Confidential Information, including steps to protect it as the Receiving Party takes to protect its own similarly valuable confidential and proprietary information, and in no event less than a reasonable standard of care. All Confidential Information, including, without limitation, all copies of Confidential Information exchanged under the Agreement, is and will remain the property of the Disclosing Party and/or Disclosing Party’s licensors.

6.2 Compliance with Law. The Receiving Party may disclose Confidential Information that it is obligated to produce by law or other similar requirement of a governmental agency or a subpoena for the limited purpose required by a court or government agency, so long as the Receiving Party provides the Disclosing Party with written notice in advance of any such disclosure (unless prohibited by law or order), and complies with any applicable protective order or equivalent designed to protect the confidentiality of the Confidential Information.

6.3 Continuing Obligations. Upon termination or expiration of this Agreement, the Receiving Party shall destroy the Disclosing Party’s Confidential Information, unless return of Confidential Information is requested in writing by the Disclosing Party within sixty (60) days after termination or expiration of the Agreement. Notwithstanding foregoing, the Receiving Party shall not be obligated to purge any Disclosing Party Confidential Information archived pursuant to the Receiving Party’s normal document retention practices, subject to the continuing obligations of Section 6.1 with respect to such not-readily accessible, archived Confidential Information. PARTNER Data Processed by IMPACT.COM may be retained by IMPACT.COM for as long as necessary to comply with its obligations under this Agreement and/or as permitted or required by Applicable Laws. The obligations of confidentiality, non-use and non- disclosure of Confidential Information shall survive the expiration or termination of this Agreement.

6.4 Personal Data. This Agreement is subject to the then-current Data Protection Agreement located at: https://impact.com/legal/Data_Protection_Agreement.pdf, which is incorporated herein by this reference and each Party acknowledges acceptance of its terms. When use of the IMPACT.COM Technology requires IMPACT.COM to Process Personal Data of Users and Visitors, such Processing will be done in accordance with the Data Protection Agreement.

7 Indemnity

7.1 IMPACT.COM Indemnity. IMPACT.COM (as an “Indemnifying Party”) agrees to indemnify, hold harmless, and defend (“Indemnify”) PARTNER, its officers, directors, employees, agents, successors and assignees of each (each a “PARTNER Indemnified Party”), from and against all Claims because of IMPACT.COM’s violation of or failure to comply with Applicable Laws. IMPACT.COM’s indemnification obligations are subject to Section 7.3 and limited to the extent and percentage a Claim arises from PARTNER’s (i) breach of this Agreement and/or the Data Protection Agreement, (ii) negligence, (iii) illegal conduct, and/or (iv) willful misconduct.

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7.2 PARTNER Indemnity. PARTNER (as an “Indemnifying Party”) agrees to Indemnify IMPACT.COM, IMPACT.COM Affiliates and each of their officers, directors, employees, agents, third party service providers (for products & services resold by IMPACT.COM) and Advertisers, successors and assignees of each (each an “IMPACT.COM Indemnified Party”), from and against all Claims because of: (a) PARTNER’s violation of or failure to comply with any Applicable Laws; (b) PARTNER’s breach of Section 6 (Confidentiality); and (c) PARTNER’s breach of any of its representations and warranties and/or terms in this Agreement.

7.3 Requirements. An Indemnifying Party’s obligation to Indemnify pursuant to this Section 7 is subject to (a) the Indemnified Party providing the Indemnifying Party with timely written notice of the Claim, (b) the Indemnified Party giving the Indemnifying Party the sole right to defend, compromise, and settle any such Claim (except where settlement would impose any cost or limitation on the Indemnified Party, or would admit fault by the Indemnified Party without the Indemnified Party’s consent), and (c) the Indemnified Party providing reasonable cooperation and assistance to the Indemnifying Party, at the Indemnified Party’s sole expense. Notwithstanding the foregoing, the Indemnified Party shall be entitled to participate in its own defense at the Indemnified Party’s own expense, although such participation does not reduce or relieve the Indemnifying Party’s obligations under this Section 7.

8 Limitations of Liability

8.1 Disclaimers. IMPACT.COM shall not be liable for: (a) PARTNER’s use of the IMPACT.COM Technology in breach of this Agreement (including but not limited to Section 1 and/or the Data Protection Agreement); (b) PARTNER’s and/or its Users acts, errors and omissions;

(c) defects, problems, or failures of products, services and/or software not provided by IMPACT.COM; (d) defects, problems or failure of the Internet; and/or (e) Advertiser Content and/or Advertisers’ websites, applications and/or Advertisers’ acts, errors and/or omissions. PARTNER shall be fully responsible and liable to the fullest extent permitted under law for PARTNER’s misappropriation or breach of IMPACT.COM’s Intellectual Property Rights or PARTNER’s obligations under Section 6 (Confidential Information & Personal Data), and for return or recoupment of all Partner Compensation paid out but unearned or generated in breach of this Agreement. For the avoidance of doubt, this Section 8 shall survive the termination of this Agreement.

8.2 LIMITS. IMPACT.COM’s AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, SHALL NOT EXCEED TWENTY-FIVE THOUSAND US DOLLARS ($25,000). IN NO CIRCUMSTANCE WILL IMPACT.COM HAVE ANY LIABILITY TO PARTNER, ITS USERS, OR ANY THIRD PARTY FOR ANY LOST PROFITS OR LOST REVENUES OR OTHER INDIRECT, SPECIAL, CONSEQUENTIAL, COVER OR PUNITIVE DAMAGES HOWEVER CAUSED, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, AND WHETHER OR NOT IMPACT.COM IS ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES. THIS SECTION 8.2 DISCLAIMER DOES NOT APPLY TO THE EXTENT PROHIBITED BY APPLICABLE LAW, OR TO IMPACT.COM’s LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF IMPACT.COM.

8.3 ALLOCATION OF RISK. THE ABOVE LIMITATIONS ON LIABILITY REFLECT THE PARTIES’ AGREED UPON ALLOCATION OF RISK BETWEEN THE PARTIES. THE LIMITATIONS SPECIFIED IN THIS SECTION 8 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED ITS ESSENTIAL PURPOSE.

9 Miscellaneous

9.1 Independent Contractor: IMPACT.COM is and shall remain an independent contractor of PARTNER and nothing herein shall be deemed or construed to create an employer/employee, joint venture or partnership relationship between the Parties. Neither Party shall have any authority to incur any obligations on behalf of the other Party or to make any promise, representation or contract of any nature on behalf of the other Party.

9.2 Governing Law: The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of California without reference to its choice of law doctrine. Each Party shall be entitled to pursue any and all remedies that are available to it at law or equity in state or federal court in Santa Barbara County, California. Each Party agrees that it shall not raise, and waives, any defenses based upon venue, inconvenience of forum or lack of personal jurisdiction.

9.3 Entire Agreement: This Agreement and the Data Protection Agreement represent the entire understanding and agreement between the Parties that related to the subject matter hereof, and supersede any and all prior contracts, agreements, understandings or representations, whether written or oral. The Parties expressly agree that any confidentiality and non-disclosure agreement(s) executed between the Parties prior to the date of this Agreement are terminated and such terms are superseded by the terms of this Agreement. The Parties may agree to additional terms and conditions that are applicable to specific IMPACT.COM Technology functionalities and/or services. Each of the Parties acknowledges that there are no other promises, representations, or warranties whatsoever, whether by a Party, its Affiliate, employee, contractor, officer director, agent or attorney of such Party, and acknowledges that it has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty, that is not expressly contained in this Agreement.

9.4 Third Party Beneficiaries: This Agreement is made solely for the benefit of the Parties to this Agreement, IMPACT.COM’s Affiliates and their respective permitted successors and assigns. Other than pursuant to a Party’s indemnification obligations (as applicable) and Affiliates, no other person or entity shall have or acquire any right, power or privilege by virtue of this Agreement, or have any benefit or interest, arising out of this Agreement. Any obligation of IMPACT.COM may be performed by an IMPACT.COM Affiliate, and the terms of this Agreement may be enforced by an IMPACT.COM Affiliate. IMPACT.COM may amend this Agreement (or any part thereof) upon written notice to PARTNER which may be through PARTNER’s Account or to the email address listed on PARTNER’s Account. Except as specifically provided for in the preceding sentence or otherwise in this Agreement, no alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either Party except by written mutual agreement.

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9.5 Assignment: PARTNER may not assign this Agreement or delegate its duties to any third party without the prior written consent of IMPACT.COM, including but not limited to transfers to any successor in interest (such as in a merger, consolidation or sale of all or substantially all of the Party’s stock or assets). IMPACT.COM may freely assign and transfer this Agreement and delegate its duties. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

9.6 Notice: No notice required or permitted hereunder shall be valid unless given in writing and shall be deemed to have been validly given only if delivered as follows: (a) by IMPACT.COM to PARTNER - within the messaging functionality of the IMPACT.COM Technology or at the email address listed on PARTNER’s Account; and (b) by PARTNER to IMPACT.COM - by registered or certified mail, postage prepaid, return receipt requested, or commercial courier to: Impact Tech, Inc., 223 East De La Guerra Street, Attention: Legal Dept, Santa Barbara, CA 93101, USA. Notice is effective upon receipt (or refusal to accept receipt), and, in the case of email notice, upon delivery.

9.7 Survival/Severability: Except as otherwise provided herein, warranties and obligations contained herein shall survive termination of this Agreement, regardless of the reason for such termination, and shall continue in full force and effect. The provisions of this Agreement are severable, and if any clause or provisions hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Any such clause or provision held invalid or unenforceable, in whole or in part, to the extent permitted by law, shall be restricted in applicability or reformed to the minimum extent required for such clause or provision to be enforceable.

9.8 Remedies/Waiver: Unless explicitly stated otherwise, each Party’s rights and remedies whether in contract, law or equity, are cumulative. Any waiver by either Party of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement, nor a waiver of a subsequent breach of the same provision or condition, unless such waiver is expressed in writing and signed by the Parties. Delay in the enforcement of any remedy in the event of a breach of any term or condition, or in the exercise by either Party of any right, shall not be construed as a waiver of such remedy or right, unless the Agreement provides for a specific period of time for notice of breach or exercise of a right.

9.9 Electronic Signatures/Interpretation. The Parties acknowledge that they have had an opportunity to review this Agreement, seek counsel regarding interpretation of its terms, and an opportunity to negotiate and make amendments to these terms. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. PARTNER HEREBY AGREES TO THE USE OF ELECTRONIC SIGNATURES, CONTRACTS, ORDERS AND OTHER RECORDS AND TO ELECTRONIC DELIVERY OF NOTICES, POLICIES AND RECORDS OF TRANSACTIONS INITIATED OR COMPLETED THROUGH THE PRODUCTS. Further, PARTNER hereby waives any rights or requirements under any Applicable Laws in any jurisdiction which require an original signature or delivery or retention of non-electronic records, or to payments or the granting of credits by other than electronic means.

9.10 Definitions. Capitalized terms used, but not otherwise defined herein, have the following meanings:

(a) “Account” means the password protected area within the Products that contains PARTNER’s contact information (including for notifications, that is required to be kept up-to-date by PARTNER), and that contains a ledger account with balance information regarding compensation amounts owed to PARTNER by Advertisers.

(b) “Actions” or “Events” means each occurrence, such as a click, lead, install, impression or other action, identified in the Partner Contract that is tracked by or reported to and recorded by IMPACT.COM and/or for which PARTNER is compensated pursuant to the terms of the Partner Contracts.

(c) “Advertiser” means each entity whose goods and/or services are being promoted through Advertiser Content.

(d) “Advertiser Content” means an Advertiser’s advertising materials in any form or format, such as visual, written or audible communications, files, documents, videos, recordings, and that is made available to PARTNER through or for the provision of the IMPACT.COM Technology.

(e) “Advertiser Data” means confidential or proprietary data supplied by the Advertiser or Visitors or generated through the IMPACT.COM Technology as a result of Visitors’ interactions with Advertiser Content and their resulting Actions. PARTNER

(f) “Affiliate” means any entity which directly or indirectly controls, is controlled by, or is under common control with IMPACT.COM. Control in this context (including its correlative meanings) means direct or indirect possession of the power to direct or cause the direction of the management and policies of such entity, whether through ownership or control of more than 50% of the voting interests of the subject entity, by contract or otherwise.

(g) “Applicable Laws” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, principles of common law, requirements and orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any governmental body having jurisdiction over a Party to this Agreement or the subject matter of this Agreement.

(h) “Claims” means all third party alleged or actual actions, causes of action (of any nature or type), personal injury, claims, damages, demands, disbursements, judgments, legal proceedings, liability, losses, property damage, settlement payments, costs or expenses (including attorneys’ fees and costs).

(i) “Confidential Information” means all information or material, whether past, present or future, and whether in oral, written, digital, electronic or other form, that is of or concerning a “Disclosing Party” (Party providing the information or whom the information is about) which is disclosed to or learned by a “Receiving Party” (Party receiving or learning the information), that relates in any way to, or is about, the Disclosing Party, its financial data, business plans, pricing, methods, methodologies, processes, lists, intellectual property rights, customer information, products, services, information technology, software user interfaces, programs, research, development and/or marketing strategies, whether or not such information and materials are marked or identified as “confidential”; provided that “Confidential Information” shall not include information which is: (i) approved for release or released by the Disclosing Party for public disclosure; (ii) becomes known publicly through no fault of the Receiving Party; (iii) is lawfully obtained from a third-party free of restrictions on disclosure; (iv) is already known to the Receiving Party; or (v) is developed by or for the Receiving Party independent of the Disclosing Party’s Confidential Information; or (vi) is released without restriction by the Disclosing Party.

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(j) ““IMPACT.COM” means Impact Tech, Inc., a Delaware corporation, with its principal place of business at 223 E. De La Guerra Street, Santa Barbara, CA 93101, USA.

(k) “IMPACT.COM Technology” means the products, services, platform, documents, software, works of authorship, inventions, technology, hardware, processes, algorithms, user interfaces, know-how, trade secrets, techniques, designs, and other tangible or intangible technical material or information of IMPACT.COM, including statistical data and metrics concerning any of the foregoing.

(l) “Intellectual Property” means any product of the human intellect that the law protects from unauthorized use by others, and “Intellectual Property Rights” means any and all right, title and interest in Intellectual Property existing as of the Effective Date or at any time thereafter, worldwide, including all patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret or other proprietary right arising or enforceable under any applicable law, rule, or regulation.

(m) “Order” means each order form for subscription to IMPACT Technology, whether PARTNER clicks-through agreement to such Order online or as mutually agreed by the Parties in writing.

(n) “PARTNER” means the individual or entity that enters into this Agreement with IMPACT.COM and does not include (and these terms are void and IMPACT.COM Technology may not be used by) individuals under the age of 18 years old as well as competitors of, or those using the IMPACT.COM Technology to compete with, IMPACT.COM.

(o) “PARTNER Data” means the Personal Data if any that is provided by PARTNER or Visitors (or Processed by IMPACT.COM about Visitors that visit or use PARTNER’s website(s) or other promotion methods and means, and that interact with Advertiser Content promoted by PARTNER in accordance with the terms of this Agreement and the Partner Contracts.

(p) “Partner Contract(s)” means the terms and conditions entered into to promote an Advertiser through Advertiser Content, and includes Advertiser specific terms, compensation and other details (such as permitted use, prohibited use, etc.), and that are implemented through the IMPACT.COM Technology.

(q) “Personal Data” has the meaning given to it in Applicable Laws, and that is Processed by IMPACT.COM and relates to, describes, is capable of being associated with, or could be reasonably linked, directly or indirectly, with a particular natural person, whether on its own or in the aggregate with other information Processed by IMPACT, and excludes anonymous or anonymized information.

(r) “Process(ing)” means any operation or set of operations that is performed by IMPACT.COM and/or IMPACT.COM Technology, whether by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, performance, disclosure by transmission, dissemination or making available (including making available to view), transfer, alignment or combination, blocking, erasure or destruction.

(s) “Users” means individuals who are authorized by PARTNER to use the IMPACT.COM Technology on behalf of PARTNER, and that set up user unique identifications/log-ins and passwords. A “User” may not be a competitor of or compete with IMPACT.COM. PARTNER may not authorize third parties as a “User”.

(t) “Visitor” means an individual that is a consumer or customer/prospective customer of and that interacts with Advertiser Content, such as clicking on a text link or banner, filling out the Advertiser’s lead form, making a purchase from the Advertiser, etc.

EACH PERSON EXECUTING THIS AGREEMENT ON BEHALF OF AN ENTITY REPRESENTS AND WARRANTS THAT HE OR SHE HAS COMPLETE AND FULL AUTHORITY AND CAPACITY TO ACT ON BEHALF OF THAT ENTITY. SUCH PERSON AGREES TO INDEMNIFY, DEFEND AND HOLD IMPACT.COM AND ITS AFFILIATES HARMLESS IN THE EVENT THAT THE PERSON WAS NOT AUTHORIZED.

Confidential Information of Impact Tech, Inc. (dba Impact.com) updated February 14, 2025

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